UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2020

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in its charter)

Delaware	1-36756	72-1449411
Delaware	1-12407	72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Lamar Advertising Company securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC

Lamar Media Corp. securities registered pursuant to Section 12(b) of the Act: none
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Lamar Advertising Company	Emerging growth company ☐

Lamar Media Corp.	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐

Lamar Media Corp.	☐

Item 1.01.	Entry into a Material Definitive Agreement.

Private Placement of New Senior Notes
On February 6, 2020, Lamar Advertising Company (the “Company”) completed an institutional private placement of an aggregate of $1.0 billion of new senior notes, consisting of (i) $600.0 million in aggregate principal amount of 3 3/4% Senior Notes due 2028 (the “ 2028 Notes”) and (ii) $400.0 million in aggregate principal amount of 4% Senior Notes due 2030 (the “2030 Notes”, and together with the 2028 Notes, the “Notes”) of Lamar Media Corp., its wholly owned subsidiary (“Lamar Media”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $987.0 million. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to
non-U.S.
persons in reliance on Regulation S under the Securities Act.
On February 6, 2020, Lamar Media and its subsidiary guarantors entered into (i) an Indenture with respect to the 2028 Notes and (ii) an Indenture with respect to the 2030 Notes (collectively, the “Indentures”) with The Bank of New York Mellon Trust Company, N.A., as trustee.
The 2028 Notes mature on February 15, 2028, and bear interest at a rate of 3.750% per annum, which is payable semi-annually on January 15 and July 15 of each year, beginning July 15, 2020. Interest will be computed on the basis of a
360-day
year comprised of twelve
30-day
months.
The 2030 Notes mature on February 15, 2030, and bear interest at a rate of 4.000% per annum, which is payable semi-annually on June 15 and December 15 of each year, beginning June 15, 2020. Interest will be computed on the basis of a
360-day
year comprised of twelve
30-day
months.
The terms of the Indentures limit Lamar Media’s and its restricted subsidiaries’ ability to, among other things, (i) incur additional debt and issue preferred stock; (ii) make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) enter into transactions with affiliates; (v) agree to restrictions on the restricted subsidiaries’ ability to make payments to Lamar Media; (vi) merge, consolidate or sell substantially all of Lamar Media’s or the restricted subsidiaries’ assets; and (vii) sell assets. These covenants are subject to a number of exceptions and qualifications.
Lamar Media may redeem up to 40% of the aggregate principal amount of 2028 Notes, at any time and from time to time, at a price equal to 103.750% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon, with the net cash proceeds of certain public equity offerings completed before February 15, 2023, provided that following the redemption, at least 60% of the 2028 Notes that were originally issued remain outstanding and any such redemption occurs within 120 days following the closing of any such public equity offering. At any time prior to February 15, 2023, Lamar Media may redeem some or all of the 2028 Notes at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest thereon and a make-whole premium. On or after February 15, 2023, Lamar Media may redeem the 2028 Notes, in whole or in part, in cash at redemption prices specified in the 2028 Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s 2028 Notes at a price equal to 101% of the principal amount of the 2028 Notes, plus accrued and unpaid interest, up to but not including the repurchase date.
Lamar Media may redeem up to 40% of the aggregate principal amount of 2030 Notes, at any time and from time to time, at a price equal to 104.000% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon, with the net cash proceeds of certain public equity offerings completed before February 15, 2023, provided that following the redemption, at least 60% of the 2030 Notes that were originally issued remain outstanding and any such redemption occurs within 120 days following the closing of any such public equity offering. At any time prior to February 15, 2025, Lamar Media may redeem some or all of the 2030 Notes at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest thereon and a make-whole premium. On or after February 15, 2025, Lamar Media may redeem the 2030 Notes, in whole or in part, in cash at redemption prices specified in the 2030 Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s 2030 Notes at a price equal to 101% of the principal amount of the 2030 Notes, plus accrued and unpaid interest, up to but not including the repurchase date.
The Indentures provide that each of the following is an event of default (“Event of Default”): (a) default in payment of any principal of, or premium, if any, on the Notes; (b) default for 30 days in payment of any interest on the Notes; (c) default by Lamar Media or any Guarantor (as defined in the Indenture) in the observance or performance of any other covenant in the Notes or the Indenture for 45 days (or, in the case of certain reports that Lamar Media is required to furnish to holders of the Notes pursuant to the Indenture, 120 days) after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (as defined in the Indenture) under which Lamar Media or any Restricted Subsidiary (as defined in the Indenture) of Lamar Media then has outstanding Indebtedness in excess of $100.0 million, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $100.0 million (not covered by insurance) shall be rendered against Lamar Media or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and (f) certain events involving bankruptcy, insolvency or reorganization of Lamar Media or any Restricted Subsidiary.
If any Event of Default arising under a clause other than clause (f) above occurs and is continuing, then the trustee or the holders of 25% in aggregate principal amount of the Notes may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration, and such amounts shall become immediately due and payable. If an Event of Default arising under clause (f) above occurs, the entire principal amount of all the Notes then outstanding plus accrued interest thereon shall become immediately due and payable without any declaration or other act on the part of the trustee or the holders of the Notes.

On February 6, 2020, in connection with the issuance of the Notes, Lamar Media and its subsidiary guarantors entered into a Registration Rights Agreement with respect to each of the 2028 Notes and the 2030 Notes (collectively, the “Registration Rights Agreements”) with Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. as representative for themselves and the other initial purchasers of the Notes (each individually, an “Initial Purchaser” and collectively, the “Initial Purchasers”). Pursuant to the terms of the Registration Rights Agreements, Lamar Media and its subsidiary guarantors agreed to file and cause to become effective a registration statement covering an offer to exchange each series of the Notes for a new issue of identical exchange notes registered under the Securities Act and to complete the exchange offer on or prior to the date 270 days following February 6, 2020 (the “Target Registration Date”). Under certain circumstances, Lamar Media may be required to provide a shelf registration statement to cover resales of the Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the Target Registration Date, then the annual interest rate borne by the Notes will be increased by (i) 0.25% per annum for the first
90-day
period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent
90-day
period, in each case until the exchange offer is completed or, if required, the shelf registration statement is declared effective, up to a maximum of 1.00% per annum of additional interest.
The Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Lamar Media and its affiliates, for which they receive customary fees. Certain of the Initial Purchasers or their respective affiliates are lenders and/or agents under Lamar Media’s senior credit facility and receives customary fees and expense reimbursement in connection therewith. Additionally, certain of the Initial Purchasers may hold Lamar Media’s 5 3/8% Senior Notes due 2024, which will be redeemed on February 20, 2020 with a portion of the proceeds from the offering of the Notes.
The description above is qualified in its entirety by the Indentures (including the Form of Note and Guarantee) and Registration Rights Agreement filed as Exhibits 4.1 and 4.2, and 10.1 and 10.2, respectively, to this Current Report on Form
8-K
and incorporated herein by reference.
Fourth Amended and Restated Credit Agreement
On February 6, 2020, Lamar Media entered into a Fourth Amended and Restated Credit Agreement (the “Amended Senior Credit Agreement”; all capitalized words used herein without definition have the meanings assigned in the Amended Senior Credit Agreement) with certain of Lamar Media’s subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent and the Lenders named therein, which Amended Senior Credit Agreement amended and restated in its entirety Lamar Media’s existing senior credit facility (the “Existing Credit Agreement”).
Pursuant to the Amended Senior Credit Agreement, all outstanding Term A and Term B loans under the Existing Credit Agreement are repaid in full and all existing revolving commitments under the Existing Credit Agreement are terminated. The Amended Senior Credit Agreement establishes in favor of Lamar Media (i) a new $750.0 million aggregate principal amount senior secured Revolving Credit Commitment (the “Revolving Credit Facility”), which will mature on February 6, 2025, (ii) a new $600.0 million Term B Loan facility, which will mature on February 6,

2027, and (iii) an incremental facility pursuant to which Lamar Media may incur additional term loan tranches or increase its revolving credit facility subject to a Secured Debt Ratio (as defined below) of not greater than 4.50 to 1 on a pro forma basis. The Amended Senior Credit Agreement also makes certain other changes to the Existing Credit Agreement.
Lamar Media borrowed all $600.0 million in Term B Loans on February 6, 2020. The net loan proceeds, together with borrowings under the revolving portion of the senior credit facility and cash on hand, were used to repay the Term B loans under the Existing Credit Agreement. The Term A loans under the Existing Credit Agreement were repaid using proceeds from the offering of the Notes.
The entire principal amount of the Term B Loans, together with all accrued and unpaid interest thereon will be due and payable at maturity, on February 6, 2027.
For each Borrowing of Term B Loans, Lamar Media can elect whether such Term B Loans bear interest at (i) the Adjusted Base Rate plus 0.50%, or the (ii) the Adjusted LIBO Rate plus 1.50%.
For each Borrowing of Revolving Loans, Lamar Media can elect whether such Revolving Loans bear interest at (i) the Adjusted Base Rate plus (a) 0.50%, or (b) 0.25% at any time that the Total Debt Ratio is less than 3.25 to 1 as of the last day of the most recently ended fiscal quarter for which Lamar Media has delivered financial statements, or (ii) the Adjusted LIBO Rate plus (a) 1.50%, or (b) 1.25% at any time that the Total Debt Ratio is less than 3.25 to 1 as of the last day of the most recently ended fiscal quarter for which Lamar Media has delivered financial statements. In addition, a commitment fee of 0.25% per annum (or 0.20% per annum at any time that the Total Debt Ratio is less than 3.25 to 1 as of the last day of the most recently ended fiscal quarter for which Lamar Media has delivered financial statements) accrues on the daily average unused amount of the Revolving Credit Commitments.
Under the Amended Senior Credit Agreement, the “Total Debt Ratio” is, as of any date, the ratio of (a) all Indebtedness (including Subordinated Indebtedness and any convertible debt) of the Company, Lamar Media and its Subsidiaries (other than any Unrestricted Subsidiary) (determined on a consolidated basis without duplication in accordance with GAAP) on such date, minus, the lesser of (x) $150.0 million and (y) the aggregate amount of unrestricted cash and cash equivalents of the Company, Lamar Media, and its Restricted Subsidiaries determined on a consolidated basis with GAAP as of such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.
In addition, under the Revolving Credit Facility, Lamar Media is required to maintain a Secured Debt Ratio no higher than 4.50 to 1, where “Secured Debt Ratio” is defined as follows: as of any date, the ratio of (i) all Indebtedness of the Company, Lamar Media and the Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date that is secured by any liens on any assets of the Company, Lamar Media or any Restricted Subsidiary,
minus
 the lesser of (a) $150.0 million and (b) the aggregate amount of unrestricted cash and cash equivalents of the Company, Lamar Media and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date, to (ii) EBITDA for the period of four consecutive quarters ending on or most recently ended prior to such date for which financial statements are available or were required to be delivered under the Amended Senior Credit Agreement. While a failure to comply with the Secured Debt Ratio covenant as of the last day of any fiscal quarter of the Company would result in the occurrence of an Event of Default under the Revolving Credit Facility, such a failure would not result in an Event of Default under the Term B Loan facility unless the lenders holding Revolving Credit Commitments had terminated the Revolving Credit Commitments as a result of such failure.
The amended definition of “EBITDA” in the Amended Senior Credit Agreement is as follows: “EBITDA” means, for any period, operating income for the Company and its Subsidiaries (other than any Unrestricted Subsidiary) (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated (A) before (i) taxes, (ii) Interest Expense, (iii) depreciation, (iv) amortization, (v) any other non-cash
 income or charges accrued for such period, (vi) charges and expenses in connection with the Transactions, any actual or proposed acquisition, disposition or Investment (excluding, in each case, purchases and sales of advertising space and operating assets in the ordinary course of business) and any actual or proposed offering of securities, incurrence or repayment of Indebtedness (including, without limitation, pursuant to any Permitted Securitization Financing) or amendment to any agreement relating to Indebtedness, including any refinancing thereof, or recapitalization, (vii) any loss or gain relating to amounts paid or earned in cash prior to the stated settlement date of any Swap Agreement that has been reflected in operating income for such period, and (viii) any loss on sales of receivables and related assets to a Securitization Entity in connection with a Permitted Securitization Financing, and (B) after giving effect to the amount of cost savings, operating expense reductions and other operating improvements or synergies projected by Lamar Media in good faith to be realized as a result of any Acquisition, Investment, merger, amalgamation or Disposition within 18 months of any such Acquisition, Investment, merger, amalgamation or Disposition, net of the amount of actual benefits realized during such period from such action;
provided
, (a) the aggregate amount for all such cost savings, operating expense reductions and other operating improvements or synergies shall not exceed an amount equal to 15% of EBITDA for the applicable four quarter period and (b) any such adjustment to EBITDA may only take into account cost savings, operating expense reductions and other operating improvements or synergies that are (I) directly attributable to such Acquisition, Investment, merger, amalgamation or Disposition, (II) expected to have a continuing impact on Lamar Media and its Restricted Subsidiaries and (III) factually supportable, in each case all as certified by the chief financial officer of Lamar Media) on behalf of Lamar Media, and excluding (except to the extent received or paid in cash by the Company or any of its Subsidiaries (other than any Unrestricted Subsidiary) income or loss attributable to equity in Affiliates for such period), excluding any extraordinary and unusual gains or losses during such period, and excluding the proceeds of any Casualty Events and Dispositions). For purposes hereof, the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 141R shall be excluded.
Under certain circumstances detailed in the Amended Senior Credit Agreement, notwithstanding the foregoing, if during any period for which EBITDA is being determined the Company shall have consummated any Acquisition or Disposition, then EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period.

The foregoing description of the Amended Senior Credit Agreement, is qualified in its entirety by reference to the complete text of the Amended Senior Credit Agreement, which is filed as Exhibit 10.3 to this report and incorporated herein by reference.
Amendments to Accounts Receivable Securitization Program
On February 6, 2020, Lamar Media, in its capacity as initial servicer, entered into a First Amendment to Receivables Financing Agreement (the “RFA Amendment”) with its wholly-owned special purpose entities, Lamar QRS Receivables, LLC and Lamar TRS Receivables, LLC (the “Special Purpose Entities”) as borrowers and PNC Bank, National Association as administrative agent and lender, as well as corresponding amendments to the two Purchase and Sale Agreements related thereto (the “PSA Amendments, and together with the RFA Amendment, the “Securitization Program Amendment Documents”), each of which is among Lamar Media as initial servicer, certain of Lamar Media’s subsidiaries as originators (collectively with Lamar Media, the “Originators”) and a Special Purpose Entity. The Securitization Program Amendment Documents amend Lamar Media’s existing $175.0 million accounts receivable securitization program (the “Accounts Receivable Securitization Program”) to, among other things, increase the maximum secured debt ratio required to be maintained under the Accounts Receivable Securitization Program to 4.50 to 1.
The foregoing description of the Securitization Program Amendment Documents is qualified in its entirety by reference to each of the Securitization Program Amendment Documents, copies of which are filed as Exhibits 10.4, 10.5 and 10.6, respectively, to this Current Report on Form
8-K
and are incorporated herein by reference.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1
Indenture with respect to the 2028 Notes, dated as of February 6, 2020, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the Form of Note and Guarantee as Exhibit A thereto).

4.2
Indenture with respect to the 2030 Notes, dated as of February 6, 2020, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the Form of Note and Guarantee as Exhibit A thereto).

10.1
Registration Rights Agreement with respect to the 2028 Notes, dated as of February 6, 2020, between Lamar Media, the Guarantors named therein and J.P. Morgan Securities LLC, as representative for the Initial Purchasers named therein.

10.2
Registration Rights Agreement with respect to the 2030 Notes, dated as of February 6, 2020, between Lamar Media, the Guarantors named therein and J.P. Morgan Securities LLC, as representative for the Initial Purchasers named therein.

10.3
Fourth Amended and Restated Credit Agreement, dated as of February 6, 2020, by and among Lamar Media Corp., the Subsidiary Guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4
First Amendment to the Receivables Financing Agreement, dated as of February 6, 2020, by and among Lamar Media Corp. as initial Servicer, Lamar TRS Receivables, LLC and Lamar QRS Receivables, LLC as borrowers and PNC Bank, National Association as Administrative Agent and Lender.

10.5
First Amendment to the Purchase and Sale Agreement, dated as of February 6, 2020, by and among certain subsidiaries of Lamar Media Corp., Lamar Media Corp. as initial Servicer, and Lamar QRS Receivables, LLC as Buyer.

10.6
First Amendment to the Purchase and Sale Agreement, dated as of February 6, 2020, by and among certain subsidiaries of Lamar Media Corp., Lamar Media Corp. as initial Servicer, and Lamar TRS Receivables, LLC as Buyer.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 12, 2020	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer and Treasurer

Date: February 12, 2020	LAMAR MEDIA CORP.

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer and Treasurer